                                                                     Exhibit 4.1

                                   NUCO2 INC.

                             1995 STOCK OPTION PLAN

1.       Purposes

The purpose of the Plan is to provide  additional  incentive to the officers and employees of the Company who are primarily  responsible  for the  management and growth of the Company,  or otherwise  materially  contribute  to the conduct and direction of its business,  operations and affairs, in order to strengthen their desire to remain in the employ of the Company and to stimulate  their efforts on behalf of the  Company,  and to retain and  attract to the employ of the Company persons  of  competence.  Each  option  granted  pursuant  to the Plan  shall be designated  at the time of grant as either an  "incentive  stock option" or as a
"non-qualified  stock option." The terms and conditions of the Plan shall be set forth or  incorporated  by reference  in the option  agreements  evidencing  the options.

2.       Definitions

For the  purposes  of the Plan,  unless  the  context  otherwise  requires,  the following definitions shall be applicable:

(a)      "Board" or "Board of Directors" means the Company's Board of Directors.

(b)      "Code" means the Internal Revenue Code of 1986, as amended.

(c)      "Committee"  means the Stock Option  Committee  composed of two or more members of the Board of  Directors,  and who shall be  responsible  for administering the Plan. Each of the members of the Committee shall be a
         Disinterested Person.

(d)      "Company" means NuCo2 Inc.

(e)      Deleted

(f)      "Employee"  means  an  employee  of  the  Company  or  of a  Subsidiary
         (including a director or officer of the Company or a Subsidiary  who is also an employee).

(g)      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(h)      "Fair Market  Value" of the Shares means the closing  price of publicly traded Shares on the national  securities  exchange on which the Shares are listed  (if the  Shares  are so  listed) or on the Nasdaq  National
         Market  (if the  Shares are  regularly  quoted on the  Nasdaq  National
         Market), or, if not so listed or regularly quoted, the mean between the closing  bid  and  asked  prices  of  publicly  traded  Shares  in  the over-the-counter  market, or, if such bid and asked prices shall not be available,  as reported by any nationally  recognized quotation service selected by the Company,  or as determined by the Committee in a manner consistent with the provisions of the Code.

(i)      "ISO" means an option  intended to qualify as an incentive stock option under Section 422 of the Code.

(j)      "NQO" means an option that does not qualify as an ISO.

(k)      "Plan" means the 1995 Stock Option Plan of the Company.

(l)      "Securities Act" means the Securities Act of 1933, as amended.

(m)      "Shares" means shares of the Company's  Common Stock,  $.001 par value, including  authorized  but  unissued  shares and shares  that have been previously issued and reacquired by the Company.

(n)      "Subsidiary"   of  the  Company   means  and  includes  a   "Subsidiary
         Corporation," as that term is defined in Section 425(f) of the Code.

3.       Administration

Subject  to the  express  provisions  of the  Plan,  the  Committee  shall  have authority to interpret and construe the Plan,  to  prescribe,  amend and rescind rules and  regulations  relating to it, to determine the terms and conditions of the respective  option  agreements (which need not be identical) and to make all other determinations  necessary or advisable for the administration of the Plan.
Subject  to the  express  provisions  of the Plan,  the  Committee,  in its sole discretion,  shall from time to time  determine  the  persons  from among  those eligible under the Plan to whom,  and the time or times at which,  options shall be granted, the number of Shares to be subject to each option, whether an option shall be  designated  an ISO or an NQO and the manner in and price at which such option may be exercised.  In making such  determination,  the Committee may take into  account  the  nature  and period of  service  rendered  by the  respective optionees,  their  level of  compensation,  their past,  present  and  potential contributions  to the Company and such other factors as the  Committee  shall in its discretion deem relevant. The determination of the Committee with respect to any matter referred to in this Section 3 shall be conclusive.

4.       Eligibility for Participation

Any Employee shall be eligible to receive ISOs or NQOs granted under the Plan.

5.       Limitation on Shares Subject to the Plan

Subject to adjustment as hereinafter provided, no more than 1,950,000 Shares may be issued  pursuant to the exercise of options  granted  under the Plan.  If any option shall expire or terminate for any reason,  without  having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

6.       Terms and Conditions of Options

Each option  granted under the Plan shall be subject to the following  terms and conditions:

(a)      Except as provided in Subsection 6(j), the option price per Share shall be determined by the Committee,  but (i) as to an ISO shall not be less than  100% of the Fair  Market  Value  of a Share on the date  such ISO option is granted; and (ii) as to an NQO, shall not be less than 75% of the Fair Market Value of a Share on the date such NQO is granted.

(b)      The Committee  shall, in its  discretion,  fix the term of each option, provided  that the maximum  length of the term of each  option  granted hereunder shall be 10 years and provided further than the provisions of
         Subsection  6(j)  hereof  shall be  applicable  to the grant of ISOs to
         Employees therein identified.

(c)      If a holder of an option  dies while he is employed by the Company or a
         Subsidiary,  such  option  may,  to the  extent  that the holder of the option was  entitled to exercise  such option on the date of his death, be exercised during a period after his death fixed by the Committee, in its discretion,  at the time such option is granted, but in no event to exceed one year, by his personal  representative or  representatives or by the person or persons to whom the  holder's  rights under the option
         shall  pass  by  will  or  by  the  applicable   laws  of  descent  and
         distribution  or by a qualified  domestic  relations  order;  provided, however,  that no option granted under the Plan may be exercised to any extent by anyone after its expiration.

(d)      In the event  that a holder of an option  shall  voluntarily  retire or quit his  employment  without the  written  consent of the Company or a
         Subsidiary or if the Company shall terminate the employment of a holder of an option for cause, the options held by such holder shall forthwith terminate.  If a holder of an option shall  voluntarily  retire or quit his employment with the written consent of the Company or a Subsidiary, or if the  employment of such holder shall have been  terminated by the
         Company or a Subsidiary  for reasons other than cause,  such holder may
         (unless  his  option  shall have  previously  expired  pursuant  to the provisions  hereof)  exercise his option at any time prior to the first to  occur  of the  expiration  of the  original  option  period  or the expiration of a period after  termination  of  employment  fixed by the
         Committee, in its discretion, at the time the option is granted, but in no event to exceed three months,  to the extent of the number of Shares subject to such  option  which were  purchasable  by him on the date of termination of his employment. Options granted under the Plan shall not be affected by any change of employment  so long as the holder  thereof continues to be an Employee.

(e)      Anything to the contrary  contained  herein or in any option  agreement executed and delivered hereunder, no option shall be exercisable unless and until the Plan has been approved by  stockholders of the Company in accordance with Section 13 hereof.

(f)      Each option shall be nonassignable  and  nontransferable  by the option
         holder   otherwise  than  by  will  or  by  the  laws  of  descent  and distribution and shall be exercisable during the lifetime of the option holder solely by him.

(g)      An option  holder  desiring to exercise an option shall  exercise  such option by delivering to the Company  written  notice of such  exercise, specifying the number of Shares to be purchased,  together with payment of the purchase price therefore;  provided,  however that no option may be exercised  in part with respect to fewer than 100 Shares,  except to purchase the remaining Shares  purchasable  under such option.  Payment shall be made as follows:  (i) in United  States  dollars by cash or by check,  certified check, bank draft or money order payable to the order of the Company; (ii) at the discretion of the Committee,  by delivering to the Company  Shares  already owned by the option holder and having a
         Fair Market Value on the date of exercise equal to the exercise  price, or a combination  of such Shares and cash; or (iii) by any other proper method specifically approved by the Committee.

(h)      In order to assist  an option  holder  with the  acquisition  of Shares pursuant  to the  exercise  of an option  granted  under the Plan,  the
         Committee  may, in its discretion  and subject to the  requirements  of applicable statutes, rules and regulations,  whenever, in its judgment, such  assistance  may  reasonably  be expected to benefit the  Company, authorize,  either at the time of the grant of the option or thereafter
         (i) the extension of a loan to the option  holder by the Company,  (ii)
         the payment by the option holder of the purchase price of the Shares in installments,  or (iii) the guaranty by the Company of a loan  obtained by the option holder from a third party.  The Committee shall determine the  terms  of  any  such  loan,  installment  payment  arrangement  or guaranty,  including  the  interest  rate and other terms of  repayment thereof. Loans,  installment payment arrangements and guaranties may be authorized  with or without  security  and the maximum  amount  thereof shall be the option  price for the Shares being  acquired  plus related interest payments.

(i)      The  aggregate  Fair  Market  Value  (determined  at the time an ISO is granted) of the Shares as to which an Employee may first  exercise ISOs in any one calendar year under all incentive  stock option plans of the
         Company and its Subsidiaries may not exceed $100,000.

(j)      An ISO may be granted to an Employee  owning,  or who is  considered as owning by applying the rules of ownership  set forth in Section  425(d)
         of the Code, over 10% of the total combined voting power of all classes of stock of the Company or any  Subsidiary  if the option price of such
         ISO equals or exceeds  110% of the Fair Market  Value of a Share on the date the option is granted and such ISO shall expire not more than five years after the date of grant.

7.       Adjustments Upon Changes in Capitalization

(a)      Subject to any required regulatory  approval,  new option rights may be substituted  for the  option  rights  granted  under the  Plan,  or the
         Company's  duties  as to  options  outstanding  under  the  Plan may be assumed,  by a  corporation  other than the Company,  or by a parent or subsidiary of the Company or such  corporation,  in connection with any
         merger,   consolidation,   acquisition,   separation,   reorganization,
         liquidation  or like  occurrence  in which  the  Company  is  involved.
         Notwithstanding  the foregoing or the  provisions  of  Subsection  7(b)
         hereof, in the event such  corporation,  or parent or subsidiary of the
         Company or such corporation, does not substitute new option rights for, and substantially  equivalent to, the option rights granted  hereunder, or assume the  option  rights  granted  hereunder,  the  option  rights granted  hereunder shall  terminate and thereupon  become null and void
         (i)  upon  dissolution  or  liquidation  of  the  Company,  or  similar
         occurrence,   (ii)  upon  any   merger,   consolidation,   acquisition,
         separation, reorganization, or similar occurrence, in which the Company
         will  not  be  a   surviving   entity  or  (iii)  upon  a  transfer  of
         substantially  all of the assets of the Company or more than 80% of the outstanding Shares;  provided,  however,  that each option holder shall
         have  the  right   immediately  prior  to  or  concurrently  with  such
         dissolution,    liquidation,   merger,   consolidation,    acquisition,
         separation,  reorganization  or similar  occurrence,  to  exercise  any
         unexpired  option  rights  granted   hereunder   whether  or  not  then
         exercisable. If the exercise of the foregoing right by the holder of an
         ISO  would be deemed to result  in a  violation  of the  provisions  of
         Subsection 6(i) of the Plan,  then,  without further act on the part of the Committee or the option holder,  such ISO shall be deemed an NQO to the extent necessary to avoid any such violation.

(b)      The  existence of  outstanding  options shall not affect in any way the right or power of the Company or its  stockholders to make or authorize any or all  adjustments,  recapitalizations,  reorganizations  or other changes in the  Company's  capital  structure or its  business,  or any merger or consolidation of the Company, or any issuance of Common Stock or subscription  rights or any merger or  consolidation of the Company, or any issuance of bonds,  debentures,  preferred  or prior  preference stock ahead of or affecting  the Shares or the rights  thereof,  or the dissolution or  liquidation of the Company,  or any sale or transfer of all or any part of its assets or business,  or any other  corporate act or proceeding,  whether of a similar character or otherwise;  provided, however, that if the outstanding Shares shall at any time be changed or exchanged by declaration of a stock dividend,  stock split, combination of shares or recapitalization, the number and kind of Shares subject to the Plan or subject to any options theretofore  granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the  proportionate  number of Shares  without  changing  the  aggregate option price.

(c)      Adjustments  under this Section 7 shall be made by the Committee  whose determination  as to what  adjustments,  if any, shall be made, and the extent thereof, shall be final.

8.       Privileges of Stock Ownership

No option holder shall be entitled to the  privileges  of stock  ownership as to any Shares not actually issued and delivered to him.

9.       Securities Regulation

(a)      Each option shall be subject to the requirement that if at any time the
         Board of Directors or Committee shall in its discretion  determine that the listing,  registration  or  qualification  of the Shares subject to such option upon any securities  exchange or under any Federal or state law, or the approval or consent of any governmental regulatory body, is necessary or desirable in  connection  with the issuance or purchase of
         Shares thereunder, such option may not be exercised in whole or in part unless such listing, registration,  qualification,  approval or consent shall have been  effected  or  obtained  free from any  conditions  not reasonably acceptable to the Board of Directors or Committee.

(b)      Unless at the time of the exercise of an option and the issuance of the
         Shares thereby  purchased by any option holder hereunder there shall be in  effect  as to  such  Shares  a  Registration  Statement  under  the
         Securities  Act and the rules and  regulations  of the  Securities  and
         Exchange Commission,  or there shall be available an exemption from the registration  requirements  of the  Securities  Act, the option  holder exercising  such  option  shall  deliver to the  Company at the time of exercise a certificate  (i)  acknowledging  that the Shares so acquired
         may  be  "restricted   securities"  within  the  meaning  of  Rule  144
         promulgated  under  the  Securities  Act,  (ii)  certifying  that he is acquiring the Shares issuable to him upon such exercise for the purpose of investment  and not with a view to their sale or  distribution;  and
         (iii)  containing such option  holder's  agreement that such Shares may not be  sold  or  otherwise  disposed  of  except  in  accordance  with applicable  provisions of the Securities  Act. The Company shall not be required to issue or deliver  certificates for Shares until there shall have been compliance with all applicable  laws,  rules and regulations, including  the rules and  regulations  of the  Securities  and Exchange
         Commission.

10.      Employment of Employee

Nothing contained in the Plan or in any option agreement  executed and delivered thereunder  shall  confer  upon any option  holder any right to  continue in the employ of the Company or any  Subsidiary  or to interfere  with the right of the
Company or any Subsidiary to terminate such employment at any time.

11.      Withholding; Disqualifying Disposition

(a)      The  Company  shall  deduct  and  withhold  from  any  salary  or other compensation for employment  services of an option holder,  all amounts required to satisfy  withholding tax liabilities arising from the grant or  exercise  of an  option  under  the  Plan  or  the  acquisition  or disposition of Shares acquired upon exercise of any such option.

(b)      In the  discretion  of the  Committee  and in lieu of the deduction and withholding  provided for in  subsection  (a) above,  the Company shall deduct and  withhold  Shares  otherwise  issuable to the option  holder having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld.

(c)      In the case of disposition by an option holder of Shares  acquired upon exercise of an ISO within (i) two years after the date of grant of such
         ISO, or (ii) one year after the  transfer of such Shares to such option holder,  such option holder shall give written notice to the Company of such  disposition not later than 30 days after the occurrence  thereof, which notice shall include all such  information  as may be required by the Company to comply with applicable  provisions of the Code and shall be in such form as the Company shall from time to time determine.

12.      Amendment, Suspension and Termination of the Plan

Subject to any required regulatory approval, the Board of Directors or Committee may at any time amend,  suspend or terminate the Plan,  provided that, except as set forth in Section 7 above,  no amendment may be adopted  without the approval of stockholders which would:

(a)      increase  the  number of Shares  which  may be issued  pursuant  to the exercise of options granted under the Plan;

(b)      permit the grant of an option  under the Plan with an option price less than  100% of the Fair  Market  Value of the  Shares  at the time  such option is granted;

(c)      change the provisions of Section 4;

(d)      extend the term of an option or the period  during  which an option may be granted under the Plan; or

(e)      decrease an option exercise price (provided that the foregoing does not preclude  the  cancellation  of an  option  and a new  grant at a lower exercise price without stockholder approval).

Unless the Plan shall theretofore have been terminated by the Board of Directors or  Committee,  the Plan shall  terminate on November 6, 2005.  No option may be granted  during the term of any  suspension of the Plan or after  termination of the Plan.  The  amendment  or  termination  of the Plan shall not,  without  the written consent of the option holder to be affected,  alter or impair any rights or obligations under any option theretofore  granted to such option holder under the Plan.

13.      Effective Date

The  effective  date of the Plan  shall be  November  7,  1995,  subject  to its approval by shareholders of the Company not later than November 7, 1996.